First Connecticut Bancorp, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 24, 2018.

Vote by Internet

- Go to **www.investorvote.com/FBNK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

Proposal	For	Against	Abstain
1. The approval of the Agreement and Plan of Merger, dated as of June 18, 2018, by and between First Connecticut Bancorp, Inc. ("First Connecticut") and People's United Financial, Inc. and the transactions contemplated thereby (the "merger proposal").	☐	☐	☐
2. The approval, on a non-binding, advisory basis, of the compensation that certain executive officers of First Connecticut may receive that is based on or otherwise relates to the merger.	☐	☐	☐
3. The approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.	☐	☐	☐

Note: The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of a proxy statement/prospectus for the special meeting. In their discretion, the proxies are authorized to vote on any other business that may properly come before the special meeting or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign personally. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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02WEYC

Important notice regarding the availability of proxy materials for the special meeting of stockholders to be held on September 25, 2018. Our proxy statement/prospectus is also available online at http://www.firstconnecticutbancorp.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

First Connecticut Bancorp, Inc.

REVOCABLE PROXY — FIRST CONNECTICUT BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST CONNECTICUT BANCORP, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, SEPTEMBER 25, 2018, AT 10:00 a.m., EASTERN TIME.

I, the undersigned, revoking all prior proxies given by me to any person or persons whatsoever for the purposes described herein, do hereby constitute and appoint Ronald A. Bucchi and Kevin S. Ray, and either of them, my true and lawful attorney, with power of substitution as proxy, to represent and vote at the special meeting of the stockholders of First Connecticut Bancorp, Inc. (the "Company"), to be held at Farmington Club, 162 Town Farm Road, Farmington, CT 06032, on Tuesday, September 25, 2018 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as fully and with the same effect as if I might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my appointees or their substitutes shall lawfully do or cause to be done by virtue hereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY INSTEAD VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE.